Exhibit 10.2

Equity Acquisition Agreement

Party A: Shenzhen Angesi Technology Co., Ltd	Hereinafter referred to as: Party A

Stock holder: Li Ting Yi, Xiu Jiang

Party B: ANV Security Group (Asia) Co., Ltd	Hereinafter referred to as: Party B

Background Review

1. Party A and Party B has signed Stock Purchase Agreement on Dec 24th, 2009, signed  Complementary Agreement of Stock Purchase Agreement on April, 2010. At the same time, both Party A and Party B have signed Stock Purchase Agreement which is notarized by the Shenzhen Municipal office.

2. Right now the stock holder of Shenzhen Angesi Technology Co., Ltd has become Party B, the company name has change to ANV Security Technology (China) Co., Ltd.  Also there are changes with the legal representative, registered capital, enterprise code certificate, tax registration, foreign exchange registration, Impression of legal seal, company logo .etc. but not for the business transfer procedure, Party A still responsible for the management.

3. According to the Equity Acquisition Agreement and the Acquisition of Additional Equity Agreement, Party A should have Assets Evaluation and financial audit  from 2008 to May 2010. Party B hire a accountant which is certified from U.S. listed company’s audit and assessment of qualified American institute, the accountant start the audit work with Party A from  5th June 2010 and complete at 15th July 2010.

Company’s Target:

Shenzhen Angesi Technology Co., Ltd is a private enterprise in China, mainly engaged in R&D, Video surveillance devices production and sales. Li Ting Yi is a legal representative and registered in Industrial and Commercial Bureau China. Also as the stock holder, he owned 95% stocks, Xiu Jiang owned 5%. Till the end of May, 2010, the net asset of Angesi are not less than RMB 20,000,000. The forecast of next year’s profit is over RMB10, 000,000 and net profit will be over 7%.

In view of:

1.	Party A owns 100% of the company’s equity shares, also agent for Part A have the 100% authority of stock handling right.

2.	Party B is listed on OTCBB in United States as a U.S. Company. The total Equity is 51,080,071, the stock exchange index is in between USD 0.5 - USD1.00 per share.

3.	Party B has completed its due diligence of Party A, financial audit and asset evaluation and consultation with party B.

4. Party A agree to transfer 100% shares to Party B ( Including RMB 20,000,000 tangible and intangible asset), Party B agree farm-in the mentioned shares and Change of controlling shareholders in Shenzhen industrial and commercial bureau.

Based on above situation, both Party A and Party B are willing to cooperate with each other, with the negotiation of each side stockholders, both sides agree to terminate the previous Stock Purchase Agreement and Complementary Agreement of Stock Purchase. Both sides shall bear their respective responsibilities according to actual situations, and sign the new Stock Purchase Agreement, and observe the following clause:

Subject to Transfer

Definition

Net tangible assets: means (capital assets and current assets) with reasonable purchase price, steady quality assurance, technology is not backward, Storage not longer with 6 months. Not depreciate while liquidate

1.1 This agreement is based on Party A and Party B with target company of 100% shares, which includes tangible RMB 20,000,000 and others intangible asset. (Party A can deal with the over part of tangible RMB 20,000,000). Both Party A and Party B should obey the authority transfer agreement.

1.2 The clause of this agreement is agreed by Party A, who will transfer its owed 100% shares and all the authority (Not include the over part of tangible RMB 20,000,000) to Party B. Party B agree with the clause of this agreement too; farm-in the mentioned shares.

 1.3 Regarding the equity transfer price and payment terms and other related matters, the fourth clause of this agreement had arranged, both Party A and Party B cannot sign any other agreement.

Trading

2.1 In order to have better control of both side transaction cost and risk, with the negotiation of both Part A and Party B, the transaction will be only once after the two parts signed the agreement. 100% of the target company and in all the Equity interest, to transfer one time, the formal handover date is 30th Sep 2010. In case of special circumstances if two parties are agreed can sign supplement agreement

2.2 With the agreement of Party A and Party B, based on the previous Stock Purchase Agreement and Complementary Agreement of Stock Purchase which is processing, had already change the name from Shenzhen Angesi Technology Co., Ltd to Shenzhen ANV Security Technology (China) Co., Ltd . Registered capital is RMB 50,000,000. Also the project has approve by the government, now already have the certificates, Business License, Tax Registration, Enterprise Code, Foreign Exchange Registration, Customs Registration and other legal formalities, corporate seal, financial seal and bank seal and Corporate Logo also have been changed.  After the Equity Acquisition Agreement will follow ANV Security Technology (China) Co. the same legal entity

Transaction Price

3.1 Target Company under this Agreement, 100% of equity transfer price, determined through consultation by both parties for the 50 million yuan (50,000,000)

3.2 In the following section 3.2.1,3.2.2 Party to ensure that the terms under the premise of the transactions under this Agreement, the price for the 50 million yuan (50,000,000)

3.2.1 As the target company to 31 August 2010 ended, the American Institute of Certified Audit and assessment of the company's book value of net tangible assets of not less than healthy 20 million yuan, and all intangible assets.

3.2.2 As the target company to 31 August 2010 ended, the American Institute of Certified Audit and assessment of the net assets of the positive indicators and inconsistent with Article 3.2.1 of this Agreement, that is less than the carrying amount of positive total net assets 20 million yuan, the Party must Filled with cash to 20 million yuan of assets or decreasing the corresponding number of shares (calculated with Clause 3.3). Party B shall have the option to terminate this Agreement or the transactions under the right to continue to perform the transaction.

3.3.3 If the target company as of August 31, 2010 ended, the American Institute of Certified Audit and assessment of benign after verification by the B index and the net assets of Article

3.2.1 of this Agreement does not match the Party does not choose the same time filled with  cash to 20 Million yuan of assets, and B choose to continue to perform transactions under this Agreement, the transactions under this Agreement, the final transaction price is calculated as follows:

If the target company as of August 31, 2010 ended, the American Institute of Certified audit and assessment of the book net assets of benign (A) less than 20 million yuan in total, the transactions under this agreement total turnover of P (unit: RMB  yuan) are:

P＝50million RMB×（A/20millionRMB）

4. Transaction price to pay

4.1 Both sides agreed: B according to the most favorable price $ 0.50 per share, the new shares issued 1,500 shares of common stock, which is equivalent to the total price of $ 7,500,000 (equivalent to 50 million yuan) will be paid as a target of 100% share transfer gold stocks, the stock and B stock held by the same restrictive conditions to have the same stock. Party shareholders must comply with U.S. securities laws, the United States acting in Anvil Group's shareholders agreement, the United States Anvil Security Group Board of Directors resolutions and the terms of this Agreement against the relevant provisions of blocking only partial sale. Promised to pay to Party B as the target company's stock transfer payments according to the U.S. stock market rules, OTCBB requires companies to switch boards and groups and the resolution of the board can be shares or share capital, but the shares held by each shareholder is not the real value of change.

4.2 After the handover procedures for both sides, and the completion of the Party A in the American Institute of Certified 6,7,8 January 2010 financial audit and assessment, such as the total positive net assets Party 20 million yuan, Party B shall, within 45 days after the audit report Notified the U.S. attorney and the U.S. stock custodian will add 15 million shares issued by one Party A or Party A delivered to the designated shareholders, shareholders need to provide proof of identity and recognition of China is the Party A shareholders  proof.

5. Financial Audit

5.1 The two sides signed the share transfer agreement, Party B will appoint accountants and appraisers on the U.S. target company's financial audit June ,July ,August to determine the deadline to August 31, 2010 Party ended net assets. Party B shall appoint the auditors and values to provide a variety of licenses, financial, asset, contract, storage, and all original documents and documentation, and other documents required by auditors, with audits

5.2 After the signing of this Agreement, in the days before the official handover, the U.S. arranged by Party B and assessor auditor of the target company completed a financial audit and evaluation and assessment if the audited net assets of Party A benign than 20 million yuan , In conformity with implementation of the provisions of this Section 3.2.2

 5.2 The audit cost borne by the Party

 6. Transfer of Legal procedure

6.1 Both parties shall confirm, September 10, 2010 for the agreement signing date, September 30, 2010 the official transfer date for the company.

After the signing of this agreement, before the handover in the future, the two sides into the audit and transfer procedures (handover method for separately). Since the official handover date within seven working days, Party B will be the equivalent of 15 million yuan of dollars into ANV Security Technology (China) Co., Ltd foreign capital verification account after the date of the transfer of all powers vested in ANV Security Technology (China) Limited Board of Directors.

 6.2 Handover process and content, including, the transfer of Party A to Party B and Party B, all of   the following information and the transfer of work for the common good:

6.2.1 Target company administration, personnel and financial management (including the various management documents, the company full list), and true and complete list of assets, financial statements and international account.

6.2.2 Product design ( including software documentation and source code, design drawing, etc), product specification, production process, and all other technical information and other data have to be true, accurate and complete.

6.2.3 Sales channel, customer information and the running sales contract and the right from the contract.

6.2.4 Raw material supplier and manufacture information in details ( including price)

6.2.5 Raw material and product list and stock

6.2.6 Brand, Proprietary Technology, patent

6.2.7 Not only the information mentioned in above items 6.2.1— 6.2.6

6.3 Since the date of transfer Party B will appoint new management team and associated staff to run the relevant business the original management team remains unchanged.

6.4 According to the Chinese law, in the procedure of transferring the shares the cost incurred should be paid by the New Company.

6.5 Either party fails to perform relevant obligations as agreed are deemed to breach of agreement, according to the provisions of article VIII of this agreement be liable for default.

7. Two parties commitment

7.1 Legal Status

7.1.1 The  Party A must assure the target company was established legally and valid to run the business complying with the Chinese law; also assure that this company is able to provide all valid official documents, certificates and permits with the business license for legitimate operation.

7.1.2 The Party A must assure that the Party A is the lawful owner for the shares reassign to the party, according to the first term of this agreement, or has lawful disposition with full authorization on these shares.

7.1.3 Both parties have authority to establish and complete this agreement, and also ensure this is a legally binding contractual agreement for both parties. Both parties have already had all necessary authority to sign and complete this agreement. The representatives from each party have already had the authority to sign on this agreement with legally binding.

7.2 Financial transactions

7.2.1 All financial data and accounting statements of the company that the Party A has had reported to the Party B are comprehensive，real and accurate; also the Party A must assure that the corporate assets and liabilities status in this agreement are real and integrated without any misleading statement.

7.2.2 The Party A never ever reports any unreal or misleading statement about the corporate assets status, and the current and prospective operation situation to the Party B.

7.3 Corporate Assets

7.3.1 Ensure that no Party involved in any pending, and may occur to one side or the Party A and its financial. Party may carry out its obligations under this Agreement to have a material adverse impact of litigation, arbitration, administrative place, Penalty or other legal proceedings.

7.3.2 In the addition Party A has to ensure the company, there are no rights to any third company for the company assets. There are no rights of controversy disputes, nor is any administrative, Judiciary, acquisitions of these assets, seizure, requisition, development proposals, notices, orders, decisions, judgments and so on.

7.3.3 Party A promised to complete the share transfer, transfer procedures, or before the target company's liabilities, overdue wages and benefits assume full responsibility for behavior, and personal assets (Party target company assets) as collateral.

7.4. Contract

7.4.1 Party A in a statement prior to the signing of this agreement and have presented all the party B told the company is fulfilling and will to fulfill the contract.

7.4.2 In addition to the preceding paragraph of the contract, the company that there are no other obligations of, or abnormal, non-normal trading contracts and agreements.

7.5 Party A commitment to the original shareholders of the target company and the senior management team, the completion of share transfer and delivery of assets within 5 years after the procedure is no longer directly or indirectly engaged in ANV Security Technology ( China) Co., Ltd, all business in competition.

7.6 Party A promised, handing over control of the target company will actively cooperate with Party B to Party B's work to ensure the smooth transition of the target company and in accordance with Party B needs to maintain the stability of the backbone of technology and business.

7.7 Party A make sure that in the days after the signing ceremony to handover, the target company is no longer any investment, debt, external security, asset trading behavior.

7.8 Party A make sure that in the transfer of the target company before the date of production and management comply with relevant state laws and regulations.

7.9 Party A promised in the next 1 year 1st October 2010 to September 30, 2011, their turned over complete Net income (N) 10 million yuan or more; to ensure the net book value of assets (A) total 20 million yuan or more (does not include new or a new injection of liquidity into the asset); net profit margin (R) remained at 7% above; if it is not the above conditions, Party A shall be unconditional in accordance with the following formula shareholders to re-calculate the target value of the company and this calculation results in accordance with the corresponding back its holdings of B shares, but no longer pay the agreed upon Article 8.2 of this Agreement for breach of contract.

Target Corporation September 30, 2011 the real value of P (Unit: RMB  Million Yuan)
P＝50M-P1-P2-P3

Among
Not meet the net profit should be paid to reducing value P1=50M×【1-(N/10M）】
For failing to ensure that the carrying value of net assets should be reduced;
P2=50M×【 1-(A/20M）】
Failed to meet profit targets for the 7% decline in value, P3 ≤ 300M;
6 / 8   P3=50M ×【1-(R/7%)】

Explanation:

A.  Whenever N/10M or A/20M or R/7% ≥1, We should calculate according to 1. When the market company has profit, but the net profit P3 can not catch the index, P3 will cut no more than 3 million stock from Party A.

7.10 The Party B promises that, it is the legal listed company of America.

7.11 The Party B  promise that , after finish the hand over, the Party A can send 1 administrator   to the  board of directors in ANV Security Technology (USA) and ANV Security Technology (China), and take part in the decision  for important issues, and employee the party A as the  top administrator for target company.

7.12 The Party B promises that after the America lawyer approval examine and verified the party B net property and both side hand over all the formalities, the party B should provide over six million RMB as circulating fund to party A (under the condition of Capital preservation, and accretion) in seven working days to the party A according to the needs of development, and the condition of the completion of 3 index promised by  Party A. The investment of 6 million circulating fund will carry out according to the Financial budget and after the improvement by the Group and the board.

7.13 The Party B promise that, after the handling of all the procedure, party B will expend the overseas market activity, and bring new orders and business chances for the enterprise.

7.14 The party B promises that, after handling all the procedure, party B will establish effective team with party A, after complete the index for sales and profit of 2010-2011, and try their best to achieve the plan of change the board in NASDAQ in America before 30th,June, 2012.

8. Liability for breach of contract:   After both side sign the <the agreement of assignment for stock ownership>

8.1 Any party made the pledge and the guarantee in this agreement is not in accordance with the facts or one party violates the duty which this agreement stipulated ,  notify by the opposite party, still does not take the effective reminder in ten(10) days , the violation party should act according to this agreement 8.2 agreements.

8.2 Any party violates this agreement is supposed to pay the penalty payment eight million RMB to the other party who abide by in this agreement.

9. Legal solution for disputes

9.1 This agreement is suitable for the Chinese law with the fulfillment, and based on Chinese law explanation.

9.2 Any dispute or related dispute between the parties in this agreement, should firstly solved through the friendly consultative way. If the dispute can not solved by negotiation in 60 days, any party will be authorized to proposed the law to Shenzhen Intermediate Court

10. Others

10.1 Before the disclosure of the stockholder rights transfer and the property settlement according to related  stipulation, any person participate in both party having the duty to keep security, any consequence caused by disclosure by any related participate stuff will undertake all the responsibilities.

10.2 if in this agreement any or many stipulations in any aspect in is suitable in the law to regard as invalid, illegal or cannot carry out, then in this agreement other stipulation validity, the validity and the perform ability will not effected nor weakened its potency.

10.3 this agreement principal edition in four copy, both party have two copy, each principal edition has the same level legal effect. Any uncompleted matters should solved by both Parties.

Both parties signature:

Party A: Shenzhen Angesi Technology Co., Ltd
/s/
(Shareholder) Li Ting Yi, Jiang Xiu	(Signature)

Party B: ANV Security Group (Asia) Co., Ltd	( Seal )	Legal Representative

/s/
Weixing Wang	(Signature)

Date of Signature: 10th Sep 2010

Shenzhen, China